UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 26, 2024
Date of Report (date of earliest event reported)

LITHIA MOTORS, INC.
(Exact name of registrant as specified in its charter)

Oregon	001-14733		93-0572810
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

150 N. Bartlett Street	Medford	Oregon	97501
(Address of principal executive offices)			(Zip Code)
(541) 776-6401
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock without par value	LAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 26, 2024, the Board of Directors (the “Board”) of Lithia Motors, Inc. (the “Company”) elected Cassandra McKinney to fill a vacancy created by the expansion of the Board from seven to eight directors, with service beginning July 1, 2024.

As a non-employee director of the Company, Ms. McKinney will be compensated according to the Company’s non-employee director compensation practices. This compensation consists of an annual retainer for service on the Board in the amount of $100,000, which is paid in equal monthly installments and will be pro-rated for Ms. McKinney's months of service in the 2024-2025 service year. Additionally, upon the effectiveness of her election, Ms. McKinney will be granted restricted stock units, which are settled in shares of the Company’s common stock (“RSUs”), having an aggregate value of approximately $162,500. The RSUs will vest over the outside director compensation year, with the RSUs vesting proportionately on the first business day of the month after each regularly scheduled quarterly meeting of the Board if Ms. McKinney continues to serve on that day. In addition, the Company will enter into an indemnity agreement with Ms. McKinney in the same form as previously entered into by the Company with its other non-management directors.

Ms. McKinney has spent the past 30 years as a senior executive with prominent banking institutions. She is currently EVP, Retail Bank for Comerica Bank, and a member of Comerica’s Management Executive Committee where she is responsible for the company’s Consumer and Small Business banking segments which contributed revenue of $965 million in 2023. She runs an approximate $27 billion deposit and loan portfolio, as of December 31, 2023, and is accountable for over 2,500 Comerica colleagues, over 400 banking centers, and over 600 ATMs/ITMs. She joined Comerica in 2005 as SVP, Retail Director of Product and Sales Management. She became SVP, Director of Retail Operations in 2011 and was named SVP, National Director of Retail Delivery and Strategic Services in 2016. Ms. McKinney holds Bachelor’s Degrees in Chemical Engineering from Columbia University and Chemistry from Dillard University.

Ms. McKinney will serve as member of the Company's audit and compensation committees.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*Certain confidential and immaterial terms redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	July 2, 2024		LITHIA MOTORS, INC.
		By:	/s/ Tina Miller
Tina Miller
Senior Vice President and Chief Financial Officer